EXECUTION VERSION

RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (this "Agreement"), dated as of September 29, 2011 is among XCEL BRANDS, INC. (f/k/a NetFabric Holdings, Inc., a Delaware corporation (the "Company"), GREAT AMERICAN LIFE INSURANCE COMPANY, an Ohio corporation ("GALIC"), and GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation (collectively with GALIC, the "Investors").

RECITALS

WHEREAS, in connection with the Credit Agreement dated as of September 29, 2011 (the “Credit Agreement”) among IM Brands, LLC, MidMarket Capital Partners, LLC, as Administrative Agent and the Lenders from time to time party thereto, the Company is issuing to the Investors, collectively, 364,428 Warrants to purchase Common Stock (the “Warrants”); and

WHEREAS, the Company and the Shareholders deems it desirable to grant certain rights to the Investors in order to induce the Investors to make the loans contemplated by the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Definitions.  As used in this Agreement the following terms shall have the meanings specified below and capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Credit Agreement:

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, [$0.001] par value per share or any security into which the Common Stock is converted or issued in exchange for Common Stock whether in connection with a dividend, capital restructuring or reorganization or otherwise.

"Holder" means any holder of Investor Securities who or that is a party to this Agreement or is a successor or assign or subsequent holder as contemplated by Section 8  hereof.  For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof except for Registrable Securities held in "street name" for which beneficial owners of record shall be deemed the Holder thereof.

"Investor Securities" means at any time the following securities held by an Investor:  (i) the Warrants; (ii) any share or shares of Common Stock held by an Investor or issued or issuable upon the exercise of the Warrants or upon any conversion or exchange of any securities; and (iii) any securities issued or issuable as a result of, or in connection with, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.  For purposes of this Agreement, a Person will be deemed to be a holder of Investor Securities whenever such Person holds a security exercisable for or convertible into such Investor Securities, whether or not such exercise or conversion has actually been effected.

"Registrable Securities" means the Investor Securities other than the Warrants.  Notwithstanding the foregoing, the securities held by a Holder shall not be Registrable Securities if, at the time of determination, such securities are effectively registered under the Securities Act or may be distributed by a Holder without volume restrictions pursuant to Rule 144.

"Registration Expenses" has the meaning ascribed to it in Section 6 of this Agreement.

“Rule 144” means Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time), or any similar rule or regulation hereafter adopted by the Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Shareholder" means each owner of Common Stock (other than any Investor or Holder) identified on the signature page hereof and each such Person's successors or assigns.

2.           Piggyback Registration Rights.  At any time, whenever the Company proposes to register any Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto) including, either in a primary distribution by the Company or a secondary distribution by any of its security holders, the Company will give prompt written notice to all Holders of its intention to effect such a registration and, subject to Section 3, will include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion in the registration within ten (10) business days after receipt of the Company's notice (a "Piggyback Registration").  Except as otherwise provided herein, Registrable Securities with respect to which such request for registration has been received will be registered by the Company on the same terms and conditions as all other securities of the Company included in the proposed registration.

3.           Restrictions on Piggyback Rights.

(a)           If the managing underwriter or underwriters advise the Company that in its or their opinion that the number of securities proposed to be sold in such Piggyback Registration by the Holders, the Company and any other Person entitled to have their securities included in such registration (the "Other Persons"), exceeds the number which can be effectively sold in, or would have a material adverse effect on, such offering, the Company will include in such registration the number of securities which, in the opinion of such underwriter or underwriters or the Company, based on such consultation, as the case may be, can be sold in the following order:  in the case of primary offering on behalf of the Company (i) first, securities offered for the account of the Company, (ii) second, the Registrable Securities and securities offered for the account of any other Persons not covered by clause (i)  above, pro rata based on the number of shares of Common Stock (on an as-exercised and as-converted basis) sought to be included in such offering, and (iii) third,  such other securities as the Company determines to include in such registration and, in the case of an offering on behalf of holders of Common Stock other than Registrable Securities, (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and the Registrable Securities pro-rata based on the number of shares of Common Stock (on a fully diluted, as converted basis) sought to be included in such offering.

(b)           Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement at any time before it becomes effective. In addition, with respect to any registration statement filed pursuant hereto, if the Company determines in good faith that it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, or other development involving the Company or any subsidiary, or any other event or condition of similar significance to the Company or any subsidiary) be materially detrimental (a "Material Development Condition") to the Company or its shareholders for such a registration statement to be maintained effective or for sales of securities to continue pursuant to the registration statement, the Company shall be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to the Holders whose Registrable Securities are included in such registration statement, (i) to cause sales of securities to cease, or (ii) to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated.  In the event the Company elects not to withdraw or terminate the effectiveness of any registration statement but to cause the holders included in such registration statement to refrain from selling securities for any period during the effective period of such registration statement pursuant to Section 4(b), the effective period shall be extended by the number of days during such effective period that the Holders are required to refrain from selling their Registrable Securities.

4.           Registration Procedures.  Subject to Section 3 hereof, with respect to any registration of Registrable Securities, the Company will use its best efforts to effect the registration in accordance with the intended method of disposition thereof as promptly as practicable (time being of the essence under this Agreement) and, in connection with any such request, as promptly as practicable will:

(a)           prepare and file with the Commission a registration statement that includes, subject to Section 3(a), the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective as provided herein and use its best efforts to comply with the Securities Act and the rules and regulations of the Commission in preparing and filing such registration statement; provided, however, before filing a registration statement or any prospectus or amendments or supplements thereto, the Company will furnish to legal counsel selected by Holders of a majority of the Registrable Securities subject to the registration statement copies of all such documents proposed to be filed, which documents will be subject to review, comment and approval by such counsel with respect to any information in such prospectus relating to any such Holder;

(b)           use its best efforts to prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective for a period of ninety (90) days from the original effective date of the registration statement;

(c)           furnish to any Holder of Registrable Securities subject to a registration statement and the underwriter or underwriters, if any, without charge, such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Holder and the underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being registered (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(d)           provide notice (a "Supplemental Notice") to each Holder at any time when a prospectus relating to Registrable Securities included in a registration statement is required to be delivered under the Securities Act in the event (i) the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading; (ii) of any request by the Commission for amendments or supplements to any registration statement or prospectus or for additional information, other than routine requests, (iii) of any stop order suspending the effectiveness of any such registration statement or the initiation of any proceedings for that purpose, or (iv) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(e)           take such actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

(f)           subject to the execution of a confidentiality agreement in form satisfactory to the Company, make reasonably available for inspection by: (i) any Holder with Registrable Securities subject to the registration statement and (ii) any attorney, accountant or other agent retained by any Holder (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibilities in connection with the registration statement and the registration, and cause the Company's officers, directors and key employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

(g)           make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder as soon as practicable and in any event no later than thirty (30) days after the end of the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover such twelve-month period, provided that the foregoing requirement will be deemed satisfied if the Company timely files complete and accurate information of Forms 10-Q, 10-K and 8-K under the Securities Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(h)           use its commercially reasonable efforts to prevent the entry of any threatened, or obtain the withdrawal of any issued, order suspending the effectiveness of any registration statement at the earliest practicable time;

(i)           on or prior to the date on which any registration statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Holders of the Registrable Securities subject to the registration statement and their counsel in connection with the registration or qualification of the Registrable Securities subject to the registration statement, under the securities or blue sky laws of each state and any other jurisdiction as any Holder or underwriter reasonably requests in writing, and to do any and all other acts or things necessary or advisable to facilitate the disposition in all such jurisdictions of the Registrable Securities subject to the registration statement; provided, however, that the Company will not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify; (ii) consent to general service of process in any such jurisdiction; or (iii) subject itself to general taxation in any such jurisdiction;

(j)           cooperate with the Holders of the Registrable Securities subject to the registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities being sold and to enable the certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders, may reasonably request;

(k)           use its commercially reasonable efforts to cause all Registrable Securities to be sold under the registration statement to be listed on a national securities exchange, other securities exchange and/or trading market on which similar securities issued by the Company are listed; and

(l)           permit any Holder which Holder, in its sole judgment, is or may be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion of provisions furnished to the Company by or on behalf of such Holder in writing which in the reasonable judgment of such Holder should be included in the applicable Registration Statement.

5.           Cooperation by Holders.

(a)           Each Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company may reasonably request and as may be required by applicable law or regulation in connection with any registration, qualification or compliance with respect to the Registrable Securities.  In addition, in the event of an underwritten offering, each Holder participating in such underwriting will enter into and perform its obligations under customary agreements (including an underwriting agreement in customary form); provided, however, that no Holder shall be required to make any representations or warranties to the Company or the underwriter(s) (other than regarding such Holders existence and authority, ownership of its Common Stock and method of distribution) or undertake any indemnification obligations other than as set forth in Section 7.

(b)           The failure of any Holder to furnish any information or documents in accordance with any provision contained in this Section 5 will not affect the obligations of the Company under this Agreement to any other Holder who furnishes such information and documents unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

(c)           Each Holder upon receipt of any Supplemental Notice will forthwith discontinue disposition of the Registrable Securities pursuant to the then current registration statement until such party has received copies of any required supplemented or amended prospectus or until it is advised in writing by the Company that a new registration statement covering the offer of the Registrable Securities has become effective under the Securities Act or that the use of the prospectus may be resumed.  If so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in such party's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the relevant Supplemental Notice.

(d)           In connection with any registered offering, each Holder agrees to execute agreements pursuant to which the Holder agrees not to, directly or indirectly, offer, sell or contract to sell or otherwise dispose of, or announce the offering of, any securities of the Company beneficially owned by such party, other than Registrable Securities subject to the registration statement, for a reasonable period of time before and after the offering (not to exceed ninety (90) days (one hundred and eighty (180) in the case of the first underwritten offering by the Company) after the offering), upon the reasonable request of the managing underwriter(s), but only to the same extent and for the same period as all other Company "insiders" holding at least five percent (5%) of the Common Stock (on an as-exercised, and as-converted basis) are restricted and any release from such restrictions of other Company "insiders" shall be extended, on a pro rata basis, to each Holder of Registrable Securities.

6.           Registration Expenses.

(a)           Subject to subsections (b) and (c) below, all costs and expenses of each registration hereunder will be borne by the Company, including: (i) the fees and expenses of legal counsel, accountants or other representatives of the Company; (ii) all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of any registration statement (and all amendments and supplements thereto) and furnishing copies thereof and of the prospectus included therein; and (iii) costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or blue sky laws of applicable jurisdictions (collectively the "Registration Expenses"); provided, however, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders (including legal fees and expenses of the holder) or underwriting discounts, commissions or fees attributable to the sale of Registrable Securities.  Without limitation, the Company will pay or cause to be paid all Registration Expenses in connection with any Piggyback Registration whether or not the registration statement becomes effective.

(b)           Notwithstanding the Holders' ongoing rights to reimbursement or payment under this Section 6 to the contrary, to the extent actually required by applicable law or regulation, the Holders participating in a Piggyback Registration will pay their proportionate share of the expenses of the offering determined on a pro rata basis in accordance with the number of shares of Registrable Securities offered by each party participating in the registration.

7.           Indemnification.

(a)           The Company agrees to indemnify, to the fullest extent not prohibited by applicable law, each seller of Registrable Securities, its officers, directors, managers and shareholders and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) and of their respective Affiliates against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, any final prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except statements or omissions or alleged statements or omissions that are consistent with any information furnished in writing to the Company by said seller expressly for use therein, resulting from said seller's failure to deliver a copy of the registration statement or final prospectus or any amendments or supplements thereto or the use by said seller of an outdated or defective prospectus after the company has notified such Seller in writing that the prospectus is outdated or defective.  The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)           In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent not prohibited by applicable law, will indemnify the Company, its directors and officers and each underwriter (if any) and each Person who controls the Company or such underwriter (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) resulting from (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, final prospectus contained therein, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is consistent with any information or affidavit so furnished in writing by such seller expressly for use therein, (ii) said seller's failure to deliver a copy of the registration statement or final prospectus or any amendments or supplements thereto  or (iii) the use by said seller of an outdated or defective prospectus after the company has notified such Seller in writing that the prospectus is outdated or defective; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure of an indemnified party to notify an indemnifying party of any such claim shall not relieve the indemnifying party from any liability in respect of such claim (except to the extent of any actual prejudice caused by such failure). and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that if (A) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to the indemnified party which are in addition to or conflict with those available to the indemnifying party or that such claim could have an effect upon matters beyond the scope of the indemnity provided hereunder or (B) such claim seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the dense of such action and such indemnifying party shall reimburse such indemnified party for the fees and expenses of counsel retained by the indemnified party.  If such defense is assumed, the indemnified party will not be subject to any liability for any settlement made by the indemnifying party which does not include a provision releasing the indemnified party from all liability, without the indemnified party's consent (which consent will not be unreasonably withheld).  The indemnified party will not settle any claim or liability without first providing the indemnifying party a reasonable opportunity to assume its defense.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim unless a conflict of interest exists which prevents such counsel from representing each such indemnified party; provided that if the indemnifying party is not entitled to assume such defense, any such counsel shall be reasonably acceptable to the indemnifying party.  The indemnified party shall not settle or compromise any such claim without the written consent of the indemnifying party, which shall not be unreasonably withheld.

(d)           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the permitted transfer of securities.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations, including the failure to give the notice required hereunder.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein.  The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same.  Notwithstanding the foregoing, in no event shall the amount contributed by any Holder exceed the aggregate net offering proceeds received by any such Holder from the sale of its Registrable Securities.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

8.           Transfer of Registration Rights.  Without limiting the generality of Section 11 hereof, the right to cause the Company to register Registrable Securities under this Agreement may be assigned by a Holder to a transferee or assignee of any of its Registrable Securities; provided, however, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned and that such transfer is made in accordance with the federal securities laws and applicable state securities laws.

9.           Current Public Information.  The Company will file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder and will make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.  Upon request, the Company shall deliver to any Holder of Registrable Securities a written statement as to whether it has complied with such requirements.

10.           Amendments and Waivers.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority in interest of the then-outstanding Investor Securities.  Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

11.           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors and administrators and the permitted successors and assigns of the parties hereto, whether so expressed or not.  In addition and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted subsequent Holders of Registrable Securities who consent in writing to be bound by this Agreement.

12.           Final Agreement.  This Agreement, together with the other Loan Documents, constitute the final and entire agreement of the parties concerning the matters referred to herein, and supersedes all prior or contemporaneous agreements and understandings, written or oral, including, without limitation, the letter agreement between the Company and the Agent dated June 17, 2011.

13.           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

15.           Notices.  Any notices required or permitted to be sent hereunder shall be given to the following addresses, or such other addresses as shall be given by notice delivered hereunder:

(a)           If to an Investor:

Great American Life Insurance Company
Great American Tower
301 East Fourth St.
Cincinnati, Ohio 45202
Attention: Mark F. Muething
Fax: 513.369.3655

Great American Insurance Company
Great American Tower – 15S
301 East Fourth St.
Cincinnati, Ohio 45202
Attention: Stephen C. Beraha
Fax: 513.412.4925

in each case, with a copy to:

American Money Management Corporation
One East Fourth Street – 3rd Floor
Cincinnati, Ohio 45202
Attention: David P. Meyer
Fax: 513.579.2910

and

MidMarket Capital Partners, LLC
430 Park Avenue – Suite 701
New York, New York
Attention: Gabriel Gengler
Fax: 866.376.4157

(b)           If to any Shareholder, to the respective addresses set forth in the stock transfer records of the Company.

(c)           If to any other Holders of Investor Securities, to the respective addresses set forth in the stock transfer records of the Company.

(d)           If to the Company:

XCel Brands, Inc.
475 Tenth Avenue – 4th Floor
New York, New York 10018
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (347) 727-2479

Any notice hereunder shall be deemed to have been given and received on the day on which it is delivered (by means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

16.           Governing Law.  The rights, duties and obligations of each party hereto shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any choice of law principles which would result in the application of the law of any other state). Any judicial proceeding brought with respect to any claim arising out of or relating to this Agreement or any other Loan Document (a “Claim”) shall be brought in any court of competent jurisdiction in New York County, New York and, by execution and delivery of this Agreement, the Company, each Investor and each Shareholder (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.  The Company, each Investor and each Shareholder hereby waive personal service of process and consent that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 19, and service so made shall be deemed completed on the fifth business day after such service is deposited in the mail.  THE COMPANY, EACH SHAREHOLDER AND EACH INVESTOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which counterparts together shall constitute one instrument.

[Signature page follows]

The parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.

XCEL BRANDS, INC.
By:	/s/ Robert W. D’Loren
Name: Robert W. D’Loren
Title: Chief Executive Officer

GREAT AMERICAN LIFE INSURANCE COMPANY
By:	/s/ Mark F. Muething
Name: Mark F. Muething
Title: Executive Vice President & Secretary

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name: Stephen C. Beraha
Title: Assistant Vice President, Assistant General Counsel & Assistant Secretary